Exhibit 10.10

STUBHUB HOLDINGS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2012 RESTRICTED STOCK UNIT PLAN)

StubHub Holdings, Inc., f/k/a Pugnacious Endeavors, Inc. (the “Company”), pursuant to the Company’s 2012 Restricted Stock Unit Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award covering the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award will be evidenced by a Restricted Stock Unit Agreement (the “Agreement”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and in the Agreement and the Plan, each of which is attached to this Grant Notice incorporated into this Grant Notice in its entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan will have the same definitions as in the Plan.

Participant:
Date of Grant:
Number of RSUs:
Payment for Common Stock:	Participant’s services to the Company
Vesting Commencement Date:
Time-Vesting Completion Date:
RSU Expiration Date:	10th Anniversary of Time-Vesting Completion Date

Vesting: Two vesting requirements must be satisfied for an RSU to vest – a time-based requirement (the “Time-Based Vesting Requirement”) and a liquidity-based requirement (the “Liquidity-Based Vesting Requirement”). Participant’s RSUs will not vest (in whole or in part) if only one (or if neither) of these requirements is satisfied.

Time-Based Vesting Requirement: The Award shall time-vest as follows:    , subject to Participant’s Continuous Service with the Company from the Date of Grant through each such time-vesting date. The date on which time-vesting of 100% of the RSUs awarded hereunder shall be complete is referred to herein as the “Time-Vesting Completion Date.” For clarity, if Participant’s Continuous Service terminates for any reason, no additional RSUs will time-vest on or after the date of such termination of Continuous Service.

Liquidity-Based Vesting Schedule: Notwithstanding the time-vesting of the Award as provided above, no amount shall be vested and distributed under the terms of the RSU unless and until the Liquidity-Based Vesting Requirements shall be met. The Liquidity-Based Vesting Requirements shall be satisfied on the first to occur prior to the RSU Expiration Date of (i) the date of consummation of a Change in Control, or (ii) the IPO Date (as defined in the Restricted Stock Unit Agreement) ((i) and (ii) a “Liquidity Event”); provided, however, that you have not incurred a termination for Cause. For clarity, if no Change in Control or IPO occurs prior to the RSU Expiration Date or you are terminated for Cause, all rights hereunder shall immediately terminate without regard to completion of time-vesting. For clarity, an offering by direct listing is considered an IPO for purposes of this Award.

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Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice and the Agreement. Participant acknowledges their obligation to satisfy any tax withholding obligations imposed on the Company with respect to the award or vesting of these RSUs, or the delivery of the underlying Common Stock or cash payment, as a condition to the receipt of any stock or payments hereunder, including by requiring a cash payment to the Company by Participant. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of RSUs and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) stock awards (including, without limitation, restricted stock units) or awards of capital stock of the Company previously granted to Participant under the Plan, or other equity plans of the Company or otherwise; and (ii) the following agreements only, if any:

OTHER AGREEMENTS:	N/A

STUBHUB HOLDINGS, INC.		[PARTICIPANT]

By:
Signature			Signature

Name:		Name:

Title:		Title:

Date:		Date:

ATTACHMENTS: Restricted Stock Unit Agreement, 2012 Restricted Stock Unit Plan

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STUBHUB HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT

(2012 RESTRICTED STOCK UNIT PLAN)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, StubHub Holdings, Inc., f/k/a Pugnacious Endeavors, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award under the Company’s 2012 Restricted Stock Unit Plan (the “Plan”) for the number of restricted stock units (“RSUs”) indicated in the Grant Notice (the “Award”). The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and in the Plan, are as follows.

1. GRANT OF THE AWARD. Each RSU represents your right to receive on a future date the Fair Market Value of one share of Common Stock for each RSU that vests. The Company may elect to settle vested RSUs in cash, by delivery of shares of Common Stock, or any combination thereof. The Company is not required to settle the RSUs in shares of Common Stock and any references in the Plan, the Grant Notice and Agreement to Common Stock will not be construed as a right to receive Common Stock.

2. RSUS AND SHARES OF COMMON STOCK.

(a) The RSUs and the number of shares of Common Stock underlying the RSUs may be adjusted from time to time for Capitalization Adjustments as described in Section 7(a) of the Plan.

(b) Any additional RSUs and any shares of Common Stock, cash or other property that become subject to the Award pursuant to this Section will be subject, in a manner that the Board determines, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and shares of Common Stock underlying the RSUs.

(c) No fractional shares, RSUs or rights for fractional shares of Common Stock will be created pursuant to this Section. The Board will, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 2.

3. VESTING REQUIREMENTS AND EXPIRATION OF RSUS.

(a) The RSUs will vest, if at all, as described below. There are two separate vesting requirements that must be satisfied for an RSU to vest: (i) a Time-Based Vesting Requirement, and (ii) a Liquidity-Based Vesting Requirement. You must satisfy both of these vesting requirements before the RSU Expiration Date for the RSUs to vest. The failure to satisfy either or both of the vesting requirements before the RSU Expiration Date shall result in the forfeiture and termination of the RSUs without any payment or issuance of Common Stock to you.

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(b) The Time-Based Vesting Requirement with respect to the RSUs or any installment of the RSUs is satisfied if you have remained in Continuous Service from the Date of Grant through the applicable time-vesting period set forth in your Grant Notice, subject to Section 6(d) of the Plan. Time-based vesting will cease as of the date that your Continuous Service ceases, and any RSUs that have not vested under the Time-Based Vesting Requirement will terminate and be forfeited back to the Company on the date your Continuous Service terminates for any reason.

(c) The Liquidity-Based Vesting Requirement with respect to the RSUs shall be satisfied if, and only if, a Liquidity Event occurs prior to the RSU Expiration Date. A Liquidity Event shall occur on the effective date of a Change in Control as defined in the Plan or an IPO Date (as defined below), provided that you have not incurred a termination for Cause prior to such date. For clarity, if no Change in Control or IPO occurs prior to the RSU Expiration Date or you are terminated for Cause, all rights hereunder shall immediately terminate without regard to completion of time-vesting. As used in this Agreement “IPO Date” shall mean the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Common Stock of the Company pursuant to which the Common Stock is priced for the initial public offering, or in the event of a non-underwritten initial public offering, the date the Common Stock is first registered under the Exchange Act.

(d) In the event of a Corporate Transaction (including a Corporate Transaction that also constitutes a Change in Control) prior to satisfaction of either the Time-Based Vesting Requirement, the Liquidity-Based Vesting Requirement, or both, the Board may take one or more of the actions set forth in Section 7(c) of the Plan (including, without limitation, terminating the unvested RSUs).

4. DATE OF DELIVERY OR ISSUANCE.

(a) The delivery of cash or the issuance of shares in respect of the RSUs is intended be exempt from the requirements of Section 409A of the Code under the “short-term deferral exemption” so that the delivery of the cash or the issuance of shares will not trigger the additional tax imposed under Section 409A of the Code and the Plan and this Agreement will be construed and administered in such a manner. However, the Company does not guarantee such tax treatment and shall not be liable to any party should any tax liability or penalty be incurred by reason of the application of Code Section 409A.

(b) Subject to the provisions of this Agreement and the Plan, in the event that the Company elects to settle the RSUs by delivery of shares of Common Stock, the Company will deliver to you in respect of RSUs that have not been previously terminated or forfeited, one share of Common Stock for each RSU that has satisfied vesting requirements in accordance with the Grant Notice and Section 3 on the date of consummation of a Liquidity Event, subject to the terms of the Plan.

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(c) Subject to the provisions of this Agreement and the Plan, in the event that the Company elects to settle RSUs by delivery of cash, the Company will deliver to you in respect of RSUs that have not been previously terminated or forfeited a lump-sum cash payment equal to the Fair Market Value of one share of Common Stock (a “Cash Payment”) for each RSU that has satisfied all vesting requirements in accordance with the Grant Notice and Section above, on the date of consummation of a Liquidity Event. Notwithstanding the forgoing, with respect to RSUs that are settled in cash, the Cash Payment may be delayed to the same extent that payment of consideration to the Company or the holders of the Company’s Common Stock in connection with the Liquidity Event is subject to a contingency which constitutes as “substantial risk of forfeiture” such as a portion of the consideration being subject to an escrow, a purchase price adjustment, earn-out, holdback or indemnity claim, to the extent such condition qualifies as a “substantial risk of forfeiture” under Section 409A of the Code and all amounts are paid within the “short-term deferral period” after such condition is satisfied so as to remain exempt from Section 409A of the Code.

(d) The Company may settle an RSU upon a Change in Control by delivering other consideration to you, including, without limitation, shares of the capital stock of the acquirer or surviving entity of such Change in Control or its affiliates having a Fair Market Value equal in the aggregate to the value of the shares of Company Common Stock for which the RSU is being settled. If a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company. The Company will determine in its discretion whether to settle the vested RSUs through the delivery of shares of Common Stock, a Cash Payment, or a combination of both.

5. CONSIDERATION FOR AWARD. The RSUs were granted in consideration of your services to the Company. Subject to Section 12 and except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than the provision of services for the Company) with respect to your receipt of the RSUs, vesting of the RSUs, or the delivery of the Cash Payment or shares of Common Stock underlying the RSUs.

6. SECURITIES LAW COMPLIANCE. In the event that the Company elects to settle the RSUs by delivery of shares of Common Stock, you may not be issued any Common Stock underlying the RSUs or other shares with respect to your RSUs unless either (a) the shares are registered under the Securities Act, or (b) the Company has determined that the issuance would be exempt from the registration requirements of the Securities Act. The Award must also comply with other applicable laws and regulations governing the Award, and you will not receive shares of Common Stock underlying your RSUs if the Company determines that such receipt would not be in compliance with such laws and regulations.

7. DIVIDENDS. You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend, or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.

8. RESTRICTIVE LEGENDS. The Common Stock issued with respect to the RSUs will be endorsed with appropriate legends determined by the Company.

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9. TRANSFER RESTRICTIONS. Prior to the time that a Cash Payment or shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of all or any portion of the RSUs or the shares of Common Stock that may be issued in respect of the RSUs. For example, you may not use the RSUs or shares that may be issued in respect of the RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares.

10. AWARD NOT A SERVICE CONTRACT. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, without limitation, the vesting of your RSUs or the issuance of the shares subject to your RSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (a) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (b) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (c) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (d) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

11. UNSECURED OBLIGATION. The Award is unfunded, and even as to any RSUs that vest, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to make a Cash Payment or to issue Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to any RSUs, and if the Company elects to settle the RSUs in shares of Common Stock with respect to such Common Stock, until Common Stock is issued pursuant to Section of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

12. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a Cash Payment or a distribution of the shares of Common Stock underlying the RSUs, or at any time thereafter as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate that arise in connection with the Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your RSUs to satisfy the

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Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to make a Cash Payment or deliver to you any Common Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of the Cash Payment or Common Stock or it is determined after the delivery of the Cash Payment or Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

13. LOCK-UP PERIOD. In the event that the Company elects to settle RSUs by delivery of shares of Common Stock, you agree that upon receipt of the Common Stock underlying the RSUs, you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of the Lock-Up Period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions of this Section as though they were a party to this Agreement.

14. TERMINATION OF RSUS. The Company, in its sole discretion, may terminate all or any portion of the RSUs (including the vested portion of any RSUs that have not been settled) in the event that the Company determines that you have breached your obligations under any confidentiality, non-disclosure, non-compete or proprietary rights agreement or policy.

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15. NOTICES. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting the Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you that specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting Participant’s rights hereunder may be made without Participant’s written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary, appropriate or desirable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.

17. MISCELLANEOUS.

(a) The rights and obligations of the Company under the Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary, appropriate or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c) You acknowledge and agree that you have reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all of the provisions of the Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. CHANGE IN CONTROL PROVISIONS. With respect to RSUs that are settled upon a Change in Control and for which payment of any amounts are subject to any Conditions, and without limiting the terms of Section of this Agreement, you hereby agree to be bound by the same terms and conditions as are generally applicable to the holders of the Company’s capital stock with respect to the calculation of any consideration subject to, the occurrence or non-occurrence of any events or circumstances with respect to, or any other determinations with respect to, any such Conditions, including, without limitation, any dispute resolution provisions and any provisions related to the appoint of a stockholder or other representative who is granted the power to resolve such matters.

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19. NO OBLIGATION TO MINIMIZE TAXES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

20. GOVERNING PLAN DOCUMENT. The Award is subject to the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control. The Company will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board will be final and binding upon you, the Company, and all other interested persons. No member of the Board will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

21. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

22. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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This Restricted Stock Unit Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Unit Grant Notice to which it is attached.

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